Exhibit 99.1

Contact:	Nick Venuto	Kelly Gann
	Chief Financial Officer	Marketing Communications
	Nanogen, Inc.	Nanogen, Inc.
	858-410-4600	858-410-4667
kgann@nanogen.com

NANOGEN REPORTS 2008 SECOND QUARTER

FINANCIAL RESULTS

SAN DIEGO (August 13, 2008) – Nanogen, Inc. (Nasdaq: NGEN), developer of in vitro diagnostic products, today reported its unaudited financial results for the quarter ended June 30, 2008.

Total revenues for the second quarter of 2008 grew 21% to $12.9 million, as compared to $10.7 million recorded in the first quarter of 2008, and increased more than 25% from the $10.3 million reported for the second quarter of 2007. Product revenues for the second quarter of 2008 were approximately $8.0 million, down slightly from the $8.1 million for the first quarter of 2008, but up 51% over product revenues of $5.3 million recorded in the second quarter of 2007.

Costs and expenses, including cost of sales, decreased in the second quarter of 2008 by almost 20% to $19.3 million from $24.1 million in the second quarter of 2007, and increased slightly from the $18.7 million recorded in the first quarter of 2008. The current quarter included $1.1 million in charges directly related to the decision to consolidate point of care manufacturing operations into one location with no comparable charge in the prior quarter.

For the quarter ended June 30, 2008, Nanogen’s Modified EBITDA, our internal management measure of performance, was negative $2.8 million for the second quarter of 2008, an improvement of 51% as compared to negative $5.7 million in the first quarter of 2008, and an improvement of 59% as compared to negative $6.9 million in the second quarter of 2007. The second quarter of 2008 loss from operations improved by 21% to $6.3 million from a loss of $8.0 million in the first quarter of 2008, and improved by 54% as compared to a loss of $13.8 million in the second quarter in 2007.

“Our operating performance in the second quarter was greatly improved, continuing the positive trend we have shown each quarter since our restructuring,” said Howard C. Birndorf, Nanogen’s chairman of the board and CEO. “We are clearly realizing the anticipated benefits of the significant business restructuring we initiated last year.”

Financial Guidance for 2008:

Nanogen’s 2008 guidance is unchanged. The company expects total 2008 revenues to increase by approximately 25 percent from 2007 levels with a gross margin of approximately 60 percent. The anticipated growth in revenues, combined with improved gross margins and substantial operating expense reductions, should allow the company to achieve operating cash flow breakeven by the end of 2008 as measured by Modified EBITDA.

Modified EBITDA continued to improve during the second quarter of 2008. Management remains committed to continuing to improve this measure of performance.

	Three months ended June 30, 2008	Three months ended June 30, 2007

	(Unaudited)	(Unaudited)
Net loss	$(5,127)	$(14,619)
Net interest	1,155	737
Depreciation and amortization	1,457	2,358

EBITDA	(2,515)	(11,524)
Stock-based compensation	496	1,216
Jurilab (variable interest entity)	—	1,837
Restructuring charges	1,094	—
Lease termination charges	—	1,571
Warrant valuation adjustment	(1,851)	—

Modified EBITDA	$(2,776)	$(6,900)

Management uses the non-GAAP modified EBITDA net loss for financial guidance because management does not consider non-cash stock based compensation expense, minority owned Jurilab’s results of operations, the non-cash warrant valuation adjustments, lease termination charges, or restructuring charges associated with eliminating future costs and expenses in evaluating the performance of continuing operations of the company. Management focuses on cash management and the company’s majority-owned subsidiaries as they are indicative of the success or failure of on-going business operations. Therefore, management calculates the modified EBITDA net loss provided in this earnings release and the resulting financial guidance for 2008 to enable investors to analyze further and more consistently the period-to-period financial performance of our business operations. Management believes that by providing investors with this non-GAAP measure it gives the investor additional important information to enable them to assess, in a way management assesses, the company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies.

The financial results included in this press release are unaudited. The complete, audited financial statements of the company for the year ended December 31, 2007 are included in Nanogen’s Annual Report on Form 10-K filed with the SEC on March 31, 2008.

Webcast of Conference Call

Nanogen management will host a conference call to discuss the second quarter 2008 results on August 14, 2008 at 4:30 p.m. Eastern (1:30 p.m. Pacific). Interested investors and others may participate in the conference call by dialing 866-362-5158 for US/Canada participants and 617-597-5397 for international participants. The conference ID will be 66510183.

Audio of management’s presentation will be available via live webcast on the investor relations section of Nanogen’s corporate website at www.nanogen.com, and will be archived for one year. A digital recording of the call will also be available for two weeks, beginning two hours after the completion of the conference call on August 14, 2008, and can be accessed via telephone at 888-286-8010 for US/Canada participants and 617-801-6888 for international participants. The conference ID, 72452328, will be required to listen to the playback.

About Nanogen, Inc.

Nanogen, Inc., develops diagnostic products that enable physicians to deliver improved patient care. Its products allow faster and easier diagnosis, treatment and monitoring of cardiovascular disease and a range of infectious diseases. The company’s products include molecular diagnostic kits and reagents, and kits for rapid point-of-care testing. Nanogen has pioneered the development of biomarkers, molecular biology technologies and nanotechnology to bring better results to diagnostics and healthcare. For additional information please visit Nanogen’s website at www.nanogen.com

Nanogen Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including whether cash flow breakeven can be achieved, whether revenues will continue to increase and expenses continue to decrease, whether patents owned or licensed by Nanogen will be developed into products, whether the patents owned by Nanogen offer any protection against competitors with competing technologies, whether products under development can be successfully developed and commercialized, whether results reported by our customers or partners can be identically replicated, and other risks and uncertainties discussed under the caption “Factors That May Affect Results” and elsewhere in Nanogen’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Nanogen disclaims any intent or obligation to update these forward-looking statements.

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NANOGEN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,279	$5,806
Short-term investments	—	1,450
Receivables, net	17,832	14,821
Inventories, net	2,396	2,267
Other current assets	1,621	1,840

Total current assets	25,128	26,184
Property and equipment, net	6,571	6,662
Acquired technology rights, net	13,300	14,905
Restricted cash	9,451	9,626
Other assets, net	1,474	2,011
Goodwill	39,018	38,963

Total assets	$94,942	$98,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,832	$15,600
Deferred revenue	5,298	663
Conversion feature of convertible debt	3,175	664
Short-term assigned royalty interests obligation	—	2,868
Common stock warrants	4,393	1,708
Current portion of debt obligations	18,921	4,868

Total current liabilities	50,619	26,371
Debt obligations, less current portion	161	8,139
Long-term deferred revenues	21,223	—
Sponsored research payable	4,842	4,848
Long-term assigned royalty interests obligation	—	14,711
Other long-term liabilities	3,067	2,778

Total long-term liabilities	29,293	30,476

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized at June 30, 2008 and December 31, 2007; no shares issued and outstanding at June 30, 2008 and December 31, 2007	—	—
Common stock, $0.001 par value, 245,000,000 and 135,000,000 shares authorized at June 30, 2008 and December 31, 2007; 77,003,810 and 73,218,128 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	76	73
Additional paid-in capital	442,664	440,583
Accumulated other comprehensive loss	3,019	2,237
Accumulated deficit	(430,729)	(400,618)
Treasury stock, at cost, 0 and 416,027 shares at June 30, 2008 and December 31, 2007	—	(771)

Total stockholders’ equity	15,030	41,504

Total liabilities and stockholders’ equity	$94,942	$98,351

NANOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Product sales	$7,972	$5,294	$16,042	$11,378
License fees and royalty income	1,496	2,058	3,258	3,300
Contracts and grants	3,464	2,963	4,316	5,291

Total revenues	12,932	10,315	23,616	19,969

Costs and expenses:
Cost of product sales	5,479	4,529	10,317	9,359
Research and development	4,757	7,546	8,942	14,058
Selling, general and administrative	8,330	11,233	17,057	20,086
Amortization of purchased intangible assets	709	760	1,643	1,527

Total costs and expenses	19,275	24,068	37,959	45,030

Loss from operations	(6,343)	(13,753)	(14,343)	(25,061)

Other income (expense):
Interest income	142	31	477	569
Interest expense	(1,297)	(856)	(3,206)	(1,999)
Other income (expense)	517	(25)	288	(53)
Loss on extinguishment of debt	—	—	(12,245)	—
Warrant valuation adjustment	1,851	—	(1,059)	10
Gain (loss) on foreign currency transactions	3	(16)	(23)	(14)

Total other income (expense)	1,216	(866)	(15,768)	(1,487)

Net loss	$(5,127)	$(14,619)	$(30,111)	$(26,548)

Net loss per share — basic and diluted	$(0.07)	$(0.20)	$(0.41)	$(0.37)

Number of shares used in computing net loss per share — basic and diluted	75,095	72,616	74,186	71,562

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